united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2020

Hyliion Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38823	82-2538002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1202 BMC Drive, Suite 100 Cedar Park, TX	78613
(Address of principal executive offices)	(Zip Code)

(833) 495-4466

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	HYLN WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas Healy

On December 2, 2020, Hyliion Holdings Corp. (the “Company,” “its,” “we,” “our,” or “us”) entered into an employment agreement with Thomas Healy, its Chief Executive Officer, which was retroactively effective to October 1, 2020, the date the Company closed the initial business combination with Hyliion Inc. Mr. Healy’s employment agreement provides for an initial three-year term ending on October 1, 2023, and automatically renews for successive 12-month terms thereafter unless at least 180 days prior to the expiration of any then-existing term either party notifies the other of non-renewal. Pursuant to the terms of his employment agreement, Mr. Healy receives an annual base salary of $650,000 and is eligible for discretionary cash bonuses.

In addition, pursuant to the terms of his employment agreement, and subject to the approval of the compensation committee of our Board of Directors (the “Board”), Mr. Healy is eligible to receive (i) annual time-based restricted stock unit (“RSU”) awards, in each case covering a number of shares of our common stock determined by the Board’s compensation committee in its sole discretion, and (ii) a one-time performance-based RSU award covering 1,500,000 shares of our common stock. Each time-based award (if any) will vest over a four-year period, with 25% vesting on the one-year anniversary of the first quarterly vesting date (as defined in Mr. Healy’s employment agreement) following the grant date, and 6.25% vesting on each quarterly vesting date thereafter, subject to Mr. Healy’s continuous service through each applicable vesting date. The performance-based award will vest based upon the achievement of objective performance criteria, as determined by the Board’s compensation committee prior to the grant date, during the period from October 1, 2020 through December 31, 2025, subject to Mr. Healy’s continuous service through each applicable vesting date. We currently expect the performance-based award will be granted to Mr. Healy in December 2020.

Pursuant to the terms of Mr. Healy’s employment agreement, if Mr. Healy’s employment with us is terminated (i) due to our non-renewal, (ii) by us without “cause”, or (iii) by Mr. Healy for “good reason” (such terms as defined in Mr. Healy’s employment agreement), then, provided Mr. Healy timely executes and does not revoke a release of claims in our favor and complies with the confidentiality, non-competition, non-solicitation, and intellectual property provisions set forth in his employment agreement, he will receive the following severance benefits: (a) continuing payments of his then-current annual base salary for 36 months; (b) 100% accelerated vesting and, if applicable, exercisability of the then-unvested portion of each of his outstanding equity awards (other than any equity awards subject to performance-based or other similar vesting criteria) that was granted to him more than one year prior to the termination date; (c) each of his then-outstanding and unexercised stock options (to the extent vested) will remain exercisable for up to 36 months following the termination date; and (d) reimbursement on a monthly basis for the difference between the amount he pays to continue coverage for himself and his eligible dependents under our group health plans pursuant to COBRA and the employee contribution amount that our similarly situated employees pay for the same or similar coverage, for up to 18 months.

In addition, Mr. Healy’s employment agreement provides that if Mr. Healy’s employment with us is terminated due to his death, all of his then-outstanding and unvested equity awards (other than any equity awards subject to performance-based or other similar vesting criteria) will immediately vest in full and, if applicable, become fully exercisable.

Mr. Healy’s employment agreement also provides that in the event of a change in control (as defined in the 2020 Plan), and provided Mr. Healy remains in continuous service through immediately prior to such change in control, the performance-based RSU award described above will vest immediately prior to such change in control based upon the actual achievement of the applicable performance vesting criteria to which such award is subject. In addition, if any annual time-based RSU award that Mr. Healy receives pursuant to his employment agreement is not assumed, substituted for, or continued by the successor corporation (or a parent or subsidiary thereof) in the event of a change in control, or if Mr. Healy’s employment agreement is not assumed or replaced with a substantially similar (or more beneficial) employment agreement (excluding performance-based equity awards) by the successor corporation (or a parent or subsidiary thereof), such award will fully vest and will be settled immediately prior to the consummation of such change in control, subject to Mr. Healy’s continued service through immediately prior to such change in control.

Patrick Sexton

On December 2, 2020, we entered into an employment agreement with Mr. Sexton, our Chief Technology Officer, which was retroactively effective to October 1, 2020, the date we closed the initial business combination with Hyliion Inc. Mr. Sexton’s employment agreement provides for an initial three-year term ending on October 1, 2023, and automatically renews for successive 12-month terms thereafter unless at least 180 days prior to the expiration of any then-existing term either party notifies the other of non-renewal. Pursuant to the terms of his employment agreement, Mr. Sexton receives an annual base salary of $450,000 and is eligible for discretionary cash bonuses.

In addition, pursuant to the terms of his employment agreement, and subject to the approval of the Board’s compensation committee, Mr. Sexton is eligible to receive (i) annual time-based RSU awards, with the first annual time-based award covering 125,000 shares of our common stock and each subsequent annual time-based award covering a number of shares of our common stock with a grant date value equal to $1,250,000 (but for purposes of calculating the grant date value of each subsequent annual time-based award, our common stock will not be deemed to have a value less than $10.00 per share), and (ii) a one-time performance-based RSU award covering 500,000 shares of our common stock. Each time-based award will vest over a four-year period, with 25% vesting on the one-year anniversary of the first quarterly vesting date (as defined in Mr. Sexton’s employment agreement) following the grant date (or on November 15, 2021 in the case of the initial annual time-based award that Mr. Sexton receives), and 6.25% vesting on each quarterly vesting date thereafter, subject to Mr. Sexton’s continuous service through each applicable vesting date. The performance-based award will vest based upon the achievement of objective performance criteria, as determined by the Board’s compensation committee prior to the grant date, during the period from October 1, 2020 through December 31, 2025, subject to Mr. Sexton’s continuous service through each applicable vesting date. We currently expect the time-based award and performance-based award will be granted to Mr. Sexton in December 2020.

Pursuant to the terms of Mr. Sexton’s employment agreement, if Mr. Sexton’s employment with us is terminated (i) due to our non-renewal of the term, (ii) by us without “cause”, or (iii) by Mr. Sexton for “good reason” (such terms as defined in Mr. Sexton’s employment agreement), then, provided Mr. Sexton timely executes and does not revoke a release of claims in our favor and complies with the confidentiality, non-competition, non-solicitation, and intellectual property provisions set forth in his employment agreement, he will receive the following severance benefits: (a) continuing payments of his then-current annual base salary for 12 months; (b) 100% accelerated vesting and, if applicable, exercisability of the then-unvested portion of each of his outstanding equity awards (other than (1) any equity awards subject to performance-based or other similar vesting criteria, and (2) any stock options or any other equity awards that were granted to Mr. Sexton under the 2016 Plan) that was granted to him more than one year prior to the termination date; (c) each of his then-outstanding and unexercised stock options (to the extent vested) will remain exercisable for up to 36 months following the termination date; and (d) reimbursement on a monthly basis for the difference between the amount he pays to continue coverage for himself and his eligible dependents under our group health plans pursuant to COBRA and the employee contribution amount that our similarly situated employees pay for the same or similar coverage, for up to 12 months.

In addition, Mr. Sexton’s employment agreement provides that if Mr. Sexton’s employment with us is terminated due to his death, all of his then-outstanding and unvested equity awards (other than any equity awards subject to performance-based or other similar vesting criteria) will immediately vest in full and, if applicable, become fully exercisable.

Mr. Sexton’s employment agreement also provides that in the event of a change in control (as defined in the 2020 Plan), and provided Mr. Sexton remains in continuous service through immediately prior to such change in control, the performance-based RSU award provided for in Mr. Sexton’s employment agreement will vest immediately prior to such change in control based upon the actual achievement of the applicable performance vesting criteria to which such award is subject. In addition, if any annual time-based RSU award that Mr. Sexton receives pursuant to his employment agreement is not assumed, substituted for, or continued by the successor corporation (or a parent or subsidiary thereof) in the event of a change in control, or if Mr. Sexton’s employment agreement is not assumed or replaced with a substantially similar (or more beneficial) employment agreement (excluding performance-based equity awards) by the successor corporation (or a parent or subsidiary thereof), such award will fully vest and will be settled immediately prior to the consummation of such change in control, subject to Mr. Sexton’s continued service through immediately prior to such change in control.

The foregoing descriptions of Mr. Healy’s and Mr. Sexton’s respective employment agreements are qualified in their entirety by the full texts of such employment agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	Employment Agreement, dated December 2, 2020, by and between Hyliion Holdings Corp. and Thomas Healy.
10.2	Employment Agreement, dated December 2, 2020, by and between Hyliion Holdings Corp. and Patrick Sexton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYLIION HOLDINGS CORP.

	By:	/s/ Thomas Healy
Date: December 7, 2020		Thomas Healy
Chief Executive Officer

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